ARTICLES OF INCORPORATION

                                       OF

                    TEMPLETON CAPITAL ACCUMULATOR FUND, INC.


                  FIRST: The undersigned, KEITH W. VANDIVORT, whose post office address is 1500 K Street, N.W., Washington, D.C. 20005, being of full legal age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.
                  SECOND:  The name of the Corporation is TEMPLETON
CAPITAL ACCUMULATOR FUND, INC.
                  THIRD:  The purposes for which the Corporation is
formed are as follows:
                  (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or other-wise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates,


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                           receipts,   warrants,   futures  contracts  or  other
                           instruments representing rights to receive,  purchase
                           or  subscribe   for  the  same,   or   evidencing  or
                           representing any other rights or interests therein or in any property or assets; and any negotiable or
                           non-negotiable    instruments    and   money   market
                           instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include
                           any  persons,  firms,   associations,   partnerships,
                           corporations,        syndi-cates,       combinations,
                           organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privi-leges in respect thereof;
                           and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.
                  (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter

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                           engaged in any business similar to any business which
                           the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.
                  (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.
                  (4) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for
                           such   purposes  and  for  such  amount  or  kind  of
                           consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation, as its Board of Directors may determine.
                  (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all

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                           without  the vote or consent of the  stockholders  of
                           the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation.
                  (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.
                  (7) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the
                           powers,   rights  and   privileges   granted  to,  or
                           conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
                  (8)      In  general  to  carry  on  any  other   business  in
                           connection   with  or  incidental  to  its  corporate
                           purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the further-ance of any power hereinbefore set forth, either alone or in association with others, to do every

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                           other act or thing  incidental or  appurtenant  to or
                           growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.
The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exer-cised under the laws thereof.

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          Incident to meeting the purposes specified above, the Corporation also shall have the power:
                  (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.
                  (2)      To borrow money and, in this connection, issue
                           notes or other evidence of indebtedness.
                  (3)      Subject to any applicable provisions of law, to
                           buy, hold, sell, and otherwise deal in and with foreign exchange.
                  FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.
                  FIFTH:
                  (1) The total number of shares of stock which the Corporation shall have the authority to issue is ONE HUNDRED MILLION (100,000,000) Common Shares of the par value of ONE CENT ($0.01) each and of the
                           aggregate   par   value   of  ONE   MILLION   DOLLARS
                           ($1,000,000).

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                  (2)      At all meetings of stockholders, each stock-holder of
                           the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.
                  (3) Each holder of the capital stock of the Corpora-tion upon proper written request (including signature guarantees if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer (or such other form as the Board of Directors may provide) shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corpora-tion, at the net asset value of such shares, less any redemption fee fixed by the Board of Directors and payable to the Corporation not exceeding 1% of the net asset value of the shares redeemed. Any

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                           such  redemption  fee may be applied in such cases as
                           may be determined by the Board. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment
                           therefore,   shall  be  determined  as   herein-after
                           provided in Article SEVENTH of these Articles of Incorporation. Notwithstanding the foregoing, the Board of Directors of the Corpora-tion may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock when permitted or required to do so by the Investment Company Act of 1940, as from time to time amended and any rule, regulation or order thereunder.
                  (4)      All shares of the  capital  stock of the  Corporation
                           now or hereafter authorized shall be subject to redemption and are redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these
                           Articles  of   Incorporation  or  in  any  amend-ment
                           thereto. In the absence of any specification as to the purposes for which shares of the capital

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                           stock of the Corporation are redeemed or repur-chased
                           by it, all shares so redeemed or repur-chased shall be deemed to be acquired for retire-ment in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.
                  (5) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirma-tive
                           vote  of  the  holders  of  a   majority,   or  other
                           designated   proportion  of  the  shares,  or  to  be
                           otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.
                  (6) No holder of stock of the Corporation shall, as such holder, have any right to purchase or sub-scribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number
                           of   shares   authorized   by   these   Articles   of
                           Incorporation, or out of any

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                           shares  of  the  capital  stock  of  the  Corporation
                           acquired   by  it  after   the  issue   thereof,   or
                           other-wise)  other than such  right,  if any,  as the
                           Board of Directors, in its discretion, may determine.
                  (7)      All   persons   who  shall   acquire   stock  in  the
                           Corporation  shall  acquire  the same  subject to the
                           provisions of these Articles of Incorporation.
                  SIXTH:   The number of Directors of the Corporation
shall be fixed by the Bylaws and shall initially be two. The names of the persons who shall act as such until their successors are duly chosen and qualified are

                                DANIEL CALABRIA
                               THOMAS M. MISTELE.

                  The Bylaws of the Corporation may fix the number of Directors at a number other than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or in the Bylaws, within the limits specified in the Bylaws, provided that at no time during which the Corporation has stock outstanding shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the Bylaws of the Corporation, the Directors of the Corporation need not be stockholders therein.
                  SEVENTH:   The following provisions are hereby

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adopted for the purpose of defining, limiting and regulating the powers of the Corporation and the Directors and stockholders.
                  (1) The Bylaws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.
                  (2) The holders of shares of the capital stock of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by the laws of Maryland, subject to reasonable regulations of the Board of Directors, not contrary to the laws of Maryland, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such rights shall be exercised.

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                  (3)      Any Director,  or any officer elected or appointed by
                           the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the Bylaws of the Corporation.
                  (4) If the Bylaws so provide, both the stockholders and the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provi-sions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.
                  (5) The Board of Directors shall have power from time to time to authorize payment of compensation to the
                           Directors  for  services  to  the   Corporation,   as
                           provided in the Bylaws, including fees for attendance
                           at  meetings  of  the  Board  of  Directors   and  of
                           Committees.
                  (6) In addition to the powers and authority herein-before or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the

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                           laws of Maryland, of these Articles of Incorpora-
                           tion and of the Bylaws of the Corporation.
                  (7) Shares of stock in other corporations shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.
                  (8) Subject to the provisions of the Investment Company Act of 1940, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or associ-ation of which a director is a member, officer,

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                           director,  trustee,  employee  or  stockholder  is so
                           interested, such fact shall be disclosed or shall have been known to the Board of Directors or a
                           majority   thereof;   and   any   director   of   the
                           Corpora-tion who is so interested, or who is also a director, officer, trustee, employee or stock-holder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at
                           any  meeting  of  the  Board  of   Directors  of  the
                           Corporation which shall authorize any such contract or transaction, and may vote thereat on any such contract or trans-action, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or associa-tion or not so interested or a member of a partnership so interested.
                  (9) The computation of the net asset value of each share of capital stock referred to in these Articles of Incorporation shall be determined as required by the Investment Company Act of 1940 and, except as so required, shall be computed in accordance with the following rules: (a) The net asset value of each share of capital stock of the Corporation duly surrendered to the

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                  Corporation  for  redemption  pursuant  to the  provisions  of
                  paragraph   (3)  of  Article   FIFTH  of  these   Articles  of
                  Incorporation shall be determined as of the close of business on the New York Stock Exchange next succeeding the time when such capital stock is so surrendered.
                           (b) The net asset  value of each share of the capital
                  stock of the Corporation for the purpose of the issue of such capital stock shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such share.
                           (c) Unless and until otherwise determined by the Board of Directors, the net asset value of the shares shall be computed as of the close of trading on each day the New York Stock Exchange is open for trading, by dividing the value of the Corporation's securities plus any cash and other assets
                  (including   accrued   dividends   and   interest)   less  all
                  liabilities (including accrued expenses) by the number of shares outstanding, the result being adjusted to the nearest whole cent.
                           (d) The  Board  of  Directors  is  empowered,  in its
                  absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of stock of the Corporation in accordance with the Investment Company Act of 1940 and to authorize the voluntary purchase by the Corporation, either directly

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                  or  through  an  agent,  of  shares  of  capital  stock of the
                  Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable in accordance with the Investment Company Act of 1940.
                           (e) Except as otherwise  permitted by the  Investment
                  Company Act of 1940, payment of the net asset value of shares of capital stock of the Corporation properly surrendered to it for redemption (less any redemption fee) shall be made by the Corporation within seven days after tender of such stock to the Corporation for such purpose plus any period of time during which the right of the holders of the shares of capital stock of the Corporation to require the Corporation to redeem such capital stock has been suspended. Any such payment may be made in portfolio securities of the Corporation and/or in cash, as the Board of Directors shall deem advisable, and no shareholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind.
                           (f) The Board of  Directors is empowered to cause the
                  redemption of the shares held in any account if the aggregate net asset value of such shares (taken at cost or value, as determined by the Board) is less than such amount as the Board may fix, and the holder of such

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                  account,  upon  notice,  does not comply with such other terms and conditions as may be fixed by the Board of Directors.
                           (g) Whenever any action is taken under this paragraph
                  (9) of this Article SEVENTH of these Articles of Incorporation under any authorization to take action which is permitted by the Investment Company Act of 1940, such action shall be deemed to have been properly taken if such action is in accordance with the construction of that Act then in effect as
                  expressed  in   "no-action"   letters  of  the  staff  of  the
                  Securities and Exchange Commission or any release, rule, regulation or order under that Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or other-wise reversed or modified by any of the foregoing.
                           (h) Any  action  which  may be taken by the  Board of
                  Directors of the Corporation under this paragraph (9) of this Article SEVENTH of these Articles of Incorporation may be taken by the description thereof in the then effective prospectus relating to the Corporation's shares under the Securities Act of 1933 rather than by formal resolution of the Board.
                           (i) Whenever under this paragraph (9) of this Article SEVENTH of these Articles of Incorporation the Board of Directors of the Corporation is permitted or

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                  required to place a value on assets of the  Corporation,  such action may be delegated  by the Board,  and/or  determined  in accordance with a formula determined by the Board, to the extent permitted by the Investment Company Act of 1940.
             (10)          In  the   event   that  any   person   advances   the
                           organizational  expenses  of  the  Corporation,  such
                           advances   shall   become   an   obligation   of  the
                           Corporation, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to be amortized over a period or periods to be fixed by the Board.
                  EIGHTH:   The duration of the Corporation shall be
perpetual.
                  NINTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstand-ing and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in these Articles of Incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these

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Articles of Incorporation  are granted subject to the provisions of this Article
NINTH.
          The term "these Articles of  Incorporation"  as used herein and in the
Bylaws  of  the   Corporation   shall  be  deemed  to  mean  these  Articles  of
Incorporation as from time to time amended and restated.

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                  IN WITNESS WHEREOF, the undersigned  incorporator of TEMPLETON
CAPITAL   ACCUMULATOR  FUND,  INC.  who  executed  the  foregoing   Articles  of
Incorporation   hereby   acknowledges  the  same  to  be  his  act  and  further
acknowledges that to the best of his knowledge, information and belief the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this __th day of October, 1990.


                                           /s/KEITH W. VANDIVORT
                                             Keith W. Vandivort


WITNESS:


----------------------
(DISTRICT OF COLUMBIA)

                       SS:


                  This is to certify on this __th day of October, 1990, before me, the subscriber, a Notary Public of the District of Columbia, personally appeared KEITH W. VANDIVORT and acknowledged the foregoing Articles of Incorporation to be his act.
                  Witness my hand and Notarial Seal the day and year last above written.

                                               -----------------------------
                                                         NOTARY PUBLIC

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